UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 21, 2007

ION Media Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

2nd Amendment to the Master Transaction Agreement

As previously disclosed in a Form 8-K dated May 3, 2007, on May 3, 2007, ION Media Networks, Inc. (the "Company") entered into a Master Transaction Agreement (the "Master Transaction Agreement") with NBC Universal, Inc. ("NBCU"), NBC Palm Beach Investment I, Inc. ("NBC Palm Beach I"), NBC Palm Beach Investment II, Inc. ("NBC Palm Beach II," and together with NBCU and NBC Palm Beach I, the "NBCU Entities") and CIG Media LLC ("CIG") providing for a recapitalization of the Company. The Master Transaction Agreement was subsequently amended on June 8, 2007.

The Master Transaction Agreement provides, among other things, that if the Company has not entered into arrangements reasonably satisfactory to CIG providing for a third party to purchase any and all of its outstanding senior secured debt (the "Senior Debt") as to which the holders thereof elect to exercise any right they may have to require the Company to repurchase such Senior Debt as a result of the transactions contemplated by the Master Transaction Agreement, the Company must use its reasonable best efforts to obtain a waiver of any such right from the holders of at least a majority in aggregate principal amount of each class of such Senior Debt outstanding at the time of the waiver. The Master Transaction Agreement further provides that if the waiver is not obtained prior to the closing of the exchange offer (the "Exchange Offer") for the Company's 13¼% Cumulative Junior Exchangeable Preferred Stock (currently accruing dividends at the rate of 14¼%) (the "14¼% Preferred Stock") and its 9¾% Series A Convertible Preferred Stock (the "9¾% Preferred Stock," and together with the 14¼% Preferred Stock, the "Senior Preferred Stock"), the transactions contemplated by the Master Transaction Agreement shall be amended and restructured so that the NBCU Entities retain at least $250,000,000 aggregate liquidation preference of 11% Series B Convertible Exchangeable Preferred Stock (the "11% Series B Preferred Stock") until the waiver is obtained or no longer required. The Master Transaction Agreement contemplated that, promptly following the closing of the Exchange Offer, all remaining shares of 11% Series B Preferred Stock held by the NBCU Entities, after giving effect to the exchange of 11% Series B Preferred Stock for subordinated debt in the Contingent Exchange (as described below), would be exchanged for an equal stated liquidation preference of shares of the Company's 8% Series D Mandatorily Convertible Preferred Stock (the "Series D Preferred Stock") and Series E-1 Mandatorily Convertible Preferred Stock (the "Series E-1 Preferred Stock").

With the concurrence of CIG and the NBCU Entities, the Company did not seek or obtain such a waiver prior to the closing of the Exchange Offer, which occurred on August 3, 2007. On August 21, 2007, the Company, CIG and the NBCU Entities entered into the 2nd Amendment to the Master Transaction Agreement (the "2nd Amendment") providing for NBCU Palm Beach I to retain $250,000,000 aggregate liquidation preference (25,000 shares) of the 11% Series B Preferred Stock that it owns, and for the parties to enter into the Put/Call Agreement described below.

Put/Call Agreement

On August 21, 2007, the Company, CIG and NBCU entered into a Put/Call Agreement (the "Put/Call Agreement"), under which NBCU has the right to require the Company to purchase, and the Company has the right to require NBCU to sell, all but not less than all of the 25,000 shares of 11% Series B Preferred Stock retained by NBCU Palm Beach I (the "Subject Securities") at the exercise price at any time after the exercise date. The exercise date is the business day following the earliest of the date on which:

• The Senior Debt has been refinanced or replaced;

• The Company has entered into arrangements reasonably satisfactory to CIG providing for a third party to purchase any and all of the Company's outstanding Senior Debt as to which the holders thereof elect to exercise any right they may have to require the Company to repurchase such Senior Debt as a result of NBCU or one of its Affiliates no longer owning at least $250,000,000 aggregate liquidation preference of the 11% Series B Preferred Stock; or

• The Company has received a waiver from the holders of at least a majority in aggregate principal amount of each class of the Senior Debt outstanding at the time of waiver, of any such right described in the immediately preceding bullet.

The exercise price is equal to:

• If the exercise date occurs on or prior to August 21, 2009, 25,000 shares of Series D Preferred Stock; and

• If the exercise date occurs after August 21, 2009, 25,000 shares of Series G Mandatorily Convertible Preferred Stock (the "Series G Preferred Stock").

The Series G Preferred Stock would have terms substantially identical to those of the Series D Preferred Stock, except that dividends would accrue from and after August 21, 2009 at a rate of 11% per annum instead of 8%.

The Put/Call Agreement also requires that the Company continue to use its reasonable best efforts to enter into arrangements reasonably satisfactory to CIG providing for a third party to purchase any and all of the Company's outstanding Senior Debt as to which the holders thereof elect to exercise any right they may have to require the Company to repurchase such Senior Debt if NBCU or one of its affiliates were to no longer own at least $250,000,000 aggregate liquidation preference of 11% Series B Preferred Stock or obtain a waiver, in form and substance satisfactory to the parties, from the holders of at least a majority in aggregate principal amount of each class of the Senior Debt outstanding at the time of waiver, of any such right.

The parties to the Put/Call Agreement have also agreed that the 11% Series B Preferred Stock retained by NBCU Palm Beach I will have the same relative ranking with respect to dividends and distributions upon liquidation, winding up or dissolution of the Company as the Series D Preferred Stock, that the shares of Series D Preferred Stock or Series G Preferred Stock, as applicable, issued in payment of the exercise price shall carry accrued dividends from August 21, 2007, and that NBCU shall not permit any of the retained shares of 11% Series B Preferred Stock to be converted or transferred prior to the exercise date.

Copies of the 2nd Amendment and the Put/Call Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In accordance with the Master Transaction Agreement, on August 21, 2007, the Company issued and sold to CIG $15,000,000 aggregate principal amount of 11% Series B Mandatorily Convertible Senior Subordinated Notes due 2013 ("Series B Notes") for an equal amount of cash. The Series B Notes are governed by the terms of an Indenture, dated May 4, 2007, the terms of which were described in the Company's Form 8-K, dated May 3, 2007.

In addition, as described below, the Company issued an additional $39,681,424 aggregate principal amount of Series B Notes to CIG and NBC Palm Beach I in the Contingent Exchange.

Item 3.02 Unregistered Sales of Equity Securities.

As contemplated by the Master Transaction Agreement, as amended, effective August 21, 2007, the Company completed the following exchanges of its securities:

(1) NBC Palm Beach I exchanged $114,448,627 aggregate liquidation preference of 11% Series B Preferred Stock that it held, including its right to all accrued and unpaid dividends thereon, for:

• $31,070,000 aggregate stated liquidation preference of Series E-1 Preferred Stock;

• NBCU Option II (as defined in the Master Transaction Agreement); and

• $93,378,627 aggregate stated liquidation preference of Series D Preferred Stock.

(2) CIG exchanged:

• $95,584,689 aggregate stated liquidation preference of the Company's 8% Series F Non-Convertible Preferred Stock (the "Series F Preferred Stock") that it held for $95,584,689 aggregate stated liquidation preference of the Company's 8% Series A-2 Non-Convertible Preferred Stock (the "Series A-2 Preferred Stock"); and

• $114,415,311 aggregate stated liquidation preference of Series F Preferred Stock that it held for $200,000,000 aggregate stated liquidation preference of the Company's Series E-2 Mandatorily Convertible Preferred Stock.

(3) In the Contingent Exchange, as defined in the Master Transaction Agreement:

• NBC Palm Beach I exchanged $31,621,373 aggregate stated liquidation preference of 11% Series B Preferred Stock that it held for $31,621,373 aggregate principal amount of Series B Notes; and

• CIG exchanged $8,060,051 aggregate stated liquidation preference of Series A-2 Preferred Stock that it held for $8,060,051 aggregate principal amount of Series B Notes.

The above issuances of securities were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof. The new securities were exchanged for outstanding securities exclusively with the holders thereof and no commission or remuneration was paid or given, directly or indirectly, for soliciting such exchange.

As described under Item 2.03, on August 21, 2007, the Company issued and sold to CIG $15,000,000 aggregate principal amount of Series B Notes in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2007, the holders of a majority of the outstanding shares of the 14¼% Preferred Stock elected Eugene I. Davis and Ted S. Lodge as directors, and the holders of a majority of the outstanding shares of the 9¾% Preferred Stock elected Ronald W. Wuensch and Diane P. Baker as directors. The terms of office of these directors ended on August 21, 2007, the effective date of the amendments to the certificates of designation of the 14¼% Preferred Stock and the 9¾% Preferred Stock, as discussed below in Item 5.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in the Company's Information Statement on Schedule 14C filed with the SEC on August 1, 2007, effective August 21, 2007, the Company amended its Certificate of Incorporation to:

• amend the certificates of designation of the 14¼% Preferred Stock and the 9¾% Preferred Stock; and

• create a new class of non-voting common stock, the Class D Common Stock, and provide for 1,000,000,000 authorized shares of Class D Common Stock, and to increase the number of authorized shares of common stock, Class A Common Stock and Class C Common Stock to 3,035,000,000, 1,000,000,000 and 1,000,000,000, respectively.

Copies of the amendments to the certificates of designation of the 14¼% Preferred Stock and the 9¾% Preferred Stock and the certificate amendment are filed as Exhibits 3.1, 3.2 and 3.3, respectively, to this Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 21, 2007, the Company issued a press release announcing the completion of its strategic refinancing.

The text of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following items are filed as Exhibits to this report:

3.1 Amended Certificate of Designation of the Company's 13¼% Cumulative Junior Exchangeable Preferred Stock, filed August 21, 2007 with the State of Delaware.

3.2 Amended Certificate of Designation of the Company's 9¾%Series A Convertible Preferred Stock, filed August 21, 2007 with the State of Delaware.

3.3 Certificate of Amendment to the Certificate of Incorporation of the Company, filed August 21, 2007 with the State of Delaware.

10.1 Amendment to Master Transaction Agreement, dated August 21, 2007, among the Company, NBC Universal, Inc., NBC Palm Beach Investment I, Inc., NBC Palm Beach Investment II, Inc. and CIG Media LLC.

10.2 Put/Call Agreement, dated August 21, 2007, by and between the Company, CIG Media LLC, and NBC Universal, Inc.

The following item is furnished as an Exhibit to this report:

99.1 Press Release of the Company dated August 21, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ION Media Networks, Inc.

August 21, 2007	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary and Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amended Certificate of Designation of the Company's 13¼% Cumulative Junior Exchangeable Preferred Stock, filed August 21, 2007 with the State of Delaware.
3.2	Amended Certificate of Designation of the Company's 9¾%Series A Convertible Preferred Stock, filed August 21, 2007 with the State of Delaware.
3.3	Certificate of Amendment to the Certificate of Incorporation of the Company, filed August 21, 2007 with the State of Delaware.
10.1	Amendment to Master Transaction Agreement, dated August 21, 2007, among the Company, NBC Universal, Inc., NBC Palm Beach Investment I, Inc., NBC Palm Beach Investment II, Inc. and CIG Media LLC.
10.2	Put/Call Agreement, dated August 21, 2007, by and between the Company, CIG Media LLC, and NBC Universal, Inc.
99.1	Press Release of the Company dated August 21, 2007.